SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2012

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 12, 2012, a subsidiary of CapLease, Inc. (collectively with CapLease, Inc. and its other subsidiaries, the “Company”) entered into a senior secured credit agreement with KeyBank National Association, pursuant to which KeyBank made a $10 million term loan to the Company.  The proceeds of the new term loan were utilized to repay in full and terminate the Company’s amended and restated senior secured credit agreement with Wells Fargo Bank, N.A., entered into in July 2010.

The new credit agreement with KeyBank is for a three year term scheduled to mature on October 12, 2015, although we have two successive options to extend the maturity date, in each case for one additional year, subject to the payment of an extension fee and the satisfaction of certain other routine conditions.  We are obligated to pay interest on our borrowings pursuant to the agreement at a floating rate of LIBOR plus 300 basis points.  We may select a one month, two month or three month interest period for our LIBOR-based borrowings.

The collateral pool consists principally of fully amortizing mortgage notes on various real properties owned by the Company.  Debt service on those notes is funded directly by rent paid by the tenant, and is expected to fully amortize the outstanding principal balance of the KeyBank loan over the loan term.

Our borrowings are a recourse obligation of the Company, and CapLease, Inc. has guaranteed all obligations of its subsidiary that acts as borrower under the agreement and owns the notes that comprise the collateral pool.

We made various customary representations and warranties and affirmative and negative covenants pursuant to the credit agreement, and agreed to various customary events of defaults.  We also agreed to various financial covenants which we will be required to be in compliance with during the term of the credit agreement.  The financial covenants, as well as the representations and warranties, affirmative and negative covenants, and events of default, closely conform to those included in the senior secured credit agreement we entered into with Wells Fargo in June 2012.

The description of the credit agreement is qualified by reference to the complete agreement that is attached hereto as an exhibit and is incorporated herein by reference.  A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1
Credit Agreement by and among Caplease Debt Funding, LP, as Borrower, the financial institutions party thereto and their assignees under Section 14.6, as Lenders, KeyBank National Association, as Administrative Agent, and KeyBanc Capital Markets, as Sole Lead Arranger and Bookrunner, dated as of October 12, 2012

99.1	Press Release dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

Date:  October 16, 2012

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